EXHIBIT 10.11.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into by and between The Sports Authority, Inc. (the “Company”) and David J. Campisi (the “Executive”) and dated as of September 13, 2005.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 1, 2004 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the promises set forth in the Amendment, the Executive and the Company (the “Parties”) hereby agree as follows:

1.  The first and second sentence of Section 1(b) of the Employment Agreement are hereby deleted and replaced with the following sentences: “The Executive shall serve as the President of the Company and shall report directly to the Chief Executive Officer of the Company.  The Executive shall have supervisory duties and responsibilities over the merchandising group, the allocation and pricing group and the advertising and marketing group.”

2.  The first sentence of Section 2 of the Employment Agreement shall be revised to delete the reference to “$650,000” and to insert in lieu thereof a reference to “$700,000”.

3.  The first sentence of Section 3 of the Employment Agreement is hereby deleted and replaced with the following sentence:  “Effective as of the Company’s 2006 fiscal year, the Executive shall be eligible for an annual target bonus payment in an amount equal to 80% of Base Salary (the “Bonus”), which may be increased (but not decreased) by the Compensation Committee of The Sports Authority, Inc.”

IN WITNESS WHEREOF, the undersigned have executed the Amendment on the date first written above.

THE SPORTS AUTHORITY, INC.		EXECUTIVE

By:	/s/ JOHN DOUGLAS MORTON	By:	/s/ DAVID CAMPISI
Title:	Chief Executive Officer		David Campisi